Exhibit 10.4

SECOND AMENDED AND RESTATED VOTING AGREEMENT

This SECOND AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2022 (the “Effective Date”), by and among Armata Pharmaceuticals Inc., a Washington corporation (the “Company”), Innoviva, Inc., a Delaware corporation (“Innoviva”), and Innoviva Strategic Opportunities LLC, a Delaware limited liability company and wholly-owned subsidiary of Innoviva (“Strategic Opportunities” and together with Innoviva, the “Stockholders”).

WITNESSETH:

WHEREAS, the Company and Innoviva are parties to that certain Voting Agreement, dated January 26, 2021 (the “Original Voting Agreement”) and Amended and Restated Voting Agreement, dated October 28, 2021 (the “Second Voting Agreement”);

WHEREAS, the Company and Innoviva are parties to that certain Securities Purchase Agreement, dated January 27, 2020 (the “Original Purchase Agreement”), pursuant to which, among other things, Innoviva acquired 8,710,800 shares of common stock (“Common Stock”) of the Company (the “Original Purchased Shares”) and warrants to acquire additional 8,710,800 shares of Common Stock (the “Original Purchased Warrants”);

WHEREAS, the Company and Strategic Opportunities are parties to that certain Securities Purchase Agreement, dated January 26, 2021 (the “Second Purchase Agreement”), pursuant to which, among other things, Strategic Opportunities acquired 6,153,847 shares of Common Stock of the Company (the “Second Purchased Shares”) and warrants to acquire additional 6,153,847 shares of Common Stock (the “Second Purchased Warrants”);

WHEREAS, the Company and Strategic Opportunities are parties to that certain Securities Purchase Agreement, dated October 28, 2021 (the “Third Purchase Agreement”), pursuant to which, among other things, Strategic Opportunities acquired 1,212,122 shares of Common Stock of the Company (the “Third Purchased Shares”);

WHEREAS, the Company and Strategic Opportunities intend to enter into a Securities Purchase Agreement, dated as of the date hereof, pursuant to which, among other things, Strategic Opportunities will acquire additional shares of Common Stock (such shares, the “Newly Purchased Shares” and together with the Original Purchased Shares, Second Purchased Shares, and Third Purchased Shares, the “Purchased Shares”), and additional warrants to purchase additional shares of Common Stock (such warrants, the “Newly Purchased Warrants” and together with the Original Purchased Warrants and Second Purchased Warrants, the “Purchased Warrants”), in each case subject to the terms and conditions set forth in such agreement;

WHEREAS, Innoviva may, in the future, transfer all or some of the Purchased Securities to Strategic Opportunities; and

WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Second Voting Agreement in its entirety and set forth certain rights and obligations of Stockholders with respect to the Common Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1.            Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Applicable Law” means with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, in each such case that is binding on or applicable to such Person, or its subsidiaries or its or their respective properties, assets or businesses.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Common Shares” means all shares of Common Stock beneficially owned by Stockholders as of the date hereof (including the Purchased Shares and the Newly Purchased Shares) and as may be voluntarily acquired by Stockholders from time to time during the period from the Effective Date through the Expiration Date (including by the exercise of the Purchased Warrants).

“Expiration Date” means the earlier to occur of: (i) the second (2nd) anniversary of the Effective Date, and (ii) approval by the U.S. Food and Drug Administration of any of the product candidates of the Company for marketing and commercial distribution.

“Governmental Authority” means any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator, in each such case, that is binding upon or applicable to such Person or its subsidiaries or its or their respective properties, assets or businesses.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority.

“Purchased Securities” means the Purchased Shares, the Newly Purchased Shares and the Purchased Warrants.

“Proceeding” means any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any mediator, arbitrator or arbitration panel.

2.            Share Voting Cap.

(a)            Following the Effective Date, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company in each case that are expressly for the purpose of electing directors to the board of directors (the “Board”) or removing directors from the Board or amending the bylaws of the Company to reduce the maximum number of directors or set the number of directors who may serve on the Board (collectively, “Board Matters”), the Stockholders (in their capacity as stockholders of the Company) shall not vote (including by written consent) any Common Shares held by the Stockholders collectively that exceed 49.5% of the total number of shares of Common Stock voting with respect to the applicable Board Matter at such meeting or in such action by written consent (the “Share Voting Cap”).

(b)            Following the Effective Date, Common Shares held or otherwise beneficially owned by Stockholders in excess of the Share Voting Cap (“Excess Shares”) shall be voted at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, in each case solely with respect to Board Matters, only if the Board authorizes Stockholders to vote such Excess Shares and such authorization is confirmed in writing by the Company. If such authorization is given, and such confirmation is provided, the Stockholders shall be entitled to vote such Excess Shares in their sole discretion. By way of example, if 500 shares of Common Stock held by holders other than the Stockholders are voted with respect to any Board Matter, the Share Voting Cap with respect to such Board Matter would be 490.1 Common Shares, and any Common Shares held by the Stockholders in excess of 490.1 would constitute Excess Shares.

(c)            For the avoidance of doubt, nothing herein shall limit the Stockholders’ right to vote any Common Shares (including Excess Shares) in any manner that Stockholders may determine in their sole discretion with respect to any matters submitted to the vote (or written consent) of stockholders of the Company that are not Board Matters.

(d)            Stockholders shall not enter into any agreement, arrangement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 2.

(e)            In the event of any issuance of shares of the Company’s voting securities hereafter to a Stockholder or a Stockholder’s subsidiaries (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), in relation to such Stockholder’s Common Shares, such additional shares shall automatically become subject to this Agreement and such Stockholder shall cause such subsidiary transferee to become a party to this Agreement by executing a joinder hereto.

3.            Representations and Warranties of Stockholders. Stockholders hereby represent and warrant to the Company as follows:

(a)            Ownership. Stockholders (i) are the beneficial owner of the Purchased Securities and will be the beneficial owner of any other Common Shares they may acquire; (ii) do not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Purchased Securities; and (iii) have the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement with respect to all of its Common Shares, subject to the terms of this Agreement.

(b)            Power; Binding Agreement. Stockholders have legal capacity and all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholders, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Stockholders, enforceable against Stockholders in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c)            No Conflicts. The execution and delivery by Stockholders of this Agreement and the performance by Stockholders of its obligations hereunder will not: (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any agreement to which either Stockholder is a party or by which the Purchased Securities are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, Order or decree or any Applicable Law that is applicable to either Stockholder or any of the Purchased Securities (other than filings required pursuant to securities laws), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Stockholders to perform their obligations hereunder on a timely basis.

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholders as follows:

(a)            Power; Binding Agreement. The Company has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)            No Conflicts. The execution, delivery, and performance of this Agreement by the Company will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the certificate of incorporation or bylaws of the Company, (B) any contract to which the Company is a party or by which the Company’s assets or securities may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any Order or any Applicable Law that is applicable to the Company or its assets or securities, except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Company to perform its obligations hereunder on a timely basis.

5.            Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto shall execute and deliver any additional documents and instruments and take, or cause to be taken, all actions, and do, or cause to be done, all things as may reasonably be deemed by the other party to be necessary or desirable to fulfill the intended purpose of this Agreement.

6.            Effectiveness and Termination.

(a)            Effectiveness. This Agreement shall become effective on the Effective Date.

(b)            Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

(c)            Survival. Notwithstanding the foregoing, nothing set forth in this Section 6 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 6 and Sections 1 and 7 (as applicable) shall survive any termination of this Agreement.

7.            Miscellaneous.

(a)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that substance of this Agreement be consummated as originally contemplated to the fullest extent possible.

(b)            Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations of Stockholders hereunder may be assigned by Stockholders (whether by operation of law or otherwise) without prior written consent of the Company. Notwithstanding the foregoing, either Stockholder may assign this Agreement and its rights, interests or obligations hereunder to an affiliate of such Stockholder without the consent of the Company. This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns and the provisions of this Agreement are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(c)            Amendments. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

(d)            Specific Performance; Injunctive Relief. The parties hereto acknowledge that they will be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the non-breaching party at law, the non-breaching party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it in equity, without the requirement of posting a bond or other security.

(e)            Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person, (ii) on the Business Day after dispatch by registered or certified mail (return receipt requested), (iii) on the next Business Day if transmitted by an express courier (with confirmation), or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to the Company, to:

Armata Pharmaceuticals, Inc.

4503 Glencoe Avenue

Marina del Rey, CA

Attention: Chief Executive Officer

Email: info@armatapharma.com

with a copy (which shall not constitute notice) to:

Thompson Hine LLP

335 Madison Avenue

12th Floor

New York, New York 10017-4611

Attention: Faith L. Charles

Email: faith.charles@thompsonhine.com

If to Stockholders, to:

c/o Innoviva, Inc.

1350 Old Bayshore Highway Suite 400

Burlingame, CA 94010

Attention: Chief Executive Officer

Email: pavel.raifeld@inva.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Jared Fertman

Email: jfertman@willkie.com

(f)            No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)            Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(h)            Consent to Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 7(e) or in any other manner permitted by Applicable Law.

(i)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT CONTEMPLATED HEREBY.

(j)            Rules of Construction. Each of the parties hereto acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k)            Entire Agreement. This Agreement (together with any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof.

(l)            Interpretation.

(i)            Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)            The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii)            Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(m)            Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees, costs and expenses.

(n)            Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

(o)            Counterparts; Facsimile Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed on the date first above written.

COMPANY:

ARMATA PHARMACEUTICALS INC.

By:	/s/ Brian Varnum
Name: Brian Varnum
Title: Chief Executive Officer

STOCKHOLDERS:

INNOVIVA, INC.

By:
Name: Pavel Raifeld
Title: Chief Executive Officer

INNOVIVA STRATEGIC OPPORTUNITIES LLC

By: Innoviva, Inc. (its managing member)

By:
Name: Pavel Raifeld
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed on the date first above written.

COMPANY:

ARMATA PHARMACEUTICALS INC.

By:
Name: Brian Varnum
Title: Chief Executive Officer

STOCKHOLDERS:

INNOVIVA, INC.

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

INNOVIVA STRATEGIC OPPORTUNITIES LLC

By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Voting Agreement]